UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 18, 2014

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  1-10582

DELAWARE	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400

Arlington, Virginia 22209-2307

(Address and zip code of principal executive offices)

(703) 412-5960

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2014, Alliant Techsystems Inc., a Delaware corporation (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Vista Outdoor Inc. (formerly Vista SpinCo Inc.), a Delaware corporation and a wholly owned subsidiary of ATK (“Vista Outdoor”), Vista Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of ATK, and Orbital Sciences Corporation, a Delaware corporation, providing for the spin-off of ATK’s Sporting Group business to ATK’s stockholders (the “Distribution”), which will be immediately followed by the merger of Merger Sub with and into Orbital (the “Merger” and together with the Distribution, the “Transaction”), with Orbital surviving the Merger as a wholly owned subsidiary of ATK.

Upon completion of the Transaction, Mr. Mark W. DeYoung, ATK’s current President and Chief Executive Officer, will serve as the Chairman and Chief Executive Officer of Vista Outdoor.  On December 18, 2014, Vista Outdoor entered into an employment agreement with Mr. DeYoung (the “Agreement”). The following is a summary description of the terms of the Agreement.

The Agreement will commence upon the Distribution Date (as such term is defined in the Transaction Agreement) and expires on the third anniversary of the Distribution Date, unless sooner terminated pursuant to its terms. Under the Agreement, Mr. DeYoung will serve as the Chief Executive Officer of Vista Outdoor and his base salary will be $1,000,000 per annum, subject to annual review and adjustment by the Board of Directors of Vista Outdoor (the “Board”). The Agreement also provides that Mr. DeYoung will have an opportunity to earn a performance-based cash bonus for each full fiscal year and certain stub periods during the term of the Agreement with a target value of 100% of Mr. DeYoung’s annual base salary. The performance conditions associated with each performance period will be established by the Board in its sole discretion.

Under the Agreement, Mr. DeYoung will be eligible to participate in the long-term incentive plan maintained by Vista Outdoor and will receive, subject to annual approval by the Board, annual awards under the plan with an annual grant-date target value no less than $3,500,000. The first annual grant will be composed of 50% performance-based stock units, 30% restricted shares and/or time-based stock units and 20% stock options and will have a vesting schedule and other terms and conditions consistent with the most recent comparable awards granted to Mr. DeYoung under the Company’s current long-term incentive plan.  The terms and conditions of other annual grants, including vesting schedules, will be determined by the Board in its sole discretion.  The performance goals and achievement levels of all performance-based long-term incentive awards granted to Mr. DeYoung, including the first annual grant, will be determined by the Board in its sole discretion.

Mr. DeYoung is also eligible to receive a one-time initial grant of restricted stock units or restricted share awards under the Agreement with a grant date value of $5,000,000. This award will be granted no later than 60 days following the Distribution Date and generally will vest, subject to certain exceptions, 25% on each of the first, second, third and fourth anniversaries of the Distribution Date, provided Mr. DeYoung remains employed by Vista Outdoor through the applicable vesting date.

In the event Mr. DeYoung’s employment is terminated by Vista Outdoor without “cause” or by Mr. DeYoung for “good reason,” as those terms are defined in the Agreement, he would be entitled to: (a) a lump-sum cash payment equal to one year’s base salary plus a pro-rata portion of his annual bonus, based on actual performance; (b) accelerated vesting of (1) the portion of his time-based long-term incentive awards that would have vested had he remained employed by Vista Outdoor for an additional 12 months following his termination of employment, (2)  a pro rata portion of his performance-based long-term incentive awards that would have vested on the next vesting date based on actual performance, provided that Mr. DeYoung was employed for at least 90 days of the applicable performance period and (3) all outstanding long-term incentive awards granted on the Distribution Date pursuant to the Transaction Agreement in respect of Company equity-based awards that were originally granted more than 12 months prior to his termination of employment; (c) company-paid COBRA premiums under Vista Outdoor’s health and welfare plans until the earlier of 18 months following the termination of his employment and the date on which Mr. DeYoung obtains comparable coverage from a subsequent employer; and (d) all compensation accrued but not paid as of the termination date. In addition, in the event Mr. DeYoung’s employment is terminated by Vista Outdoor without “cause” or by Mr. DeYoung for “good reason”  within six months prior to or within 24 months following a “Change in Control” of Vista Outdoor, as defined in the Agreement, Mr. DeYoung would be entitled to:  (a) a lump-sum cash payment equal to two years’ base salary plus two times his target annual bonus; (b) accelerated vesting of all of his long-term incentive awards with any performance-based awards deemed earned at target; (c) company-paid COBRA premiums under Vista Outdoor’s health and welfare plans until the earlier of 18 months following the termination of his employment and the date on which Mr. DeYoung obtains comparable coverage from a subsequent employer; and (d) all compensation accrued but not paid as of the termination date.

In the event Mr. DeYoung’s employment is terminated (1) on the expiration date of the Agreement solely as a result of the natural expiration of the term of the Agreement or (2) following the expiration date of the Agreement and during the most recent fiscal year beginning prior to the expiration date of the Agreement by Vista Outdoor without “cause” or by Mr. DeYoung for “good reason”, he would be entitled to a pro-rata portion of his annual bonus, based on actual performance. If Mr. DeYoung’s employment continues at-will beyond the expiration date of the Agreement and Mr. DeYoung’s employment is subsequently terminated, the treatment of any long-term incentive awards granted to Mr. DeYoung during the term of the Agreement will be governed by the terms of the Agreement.

The employment agreement contains confidentiality obligations that survive termination of employment and the expiration of the Agreement and non-solicitation and non-competition obligations that end upon the expiration of the Agreement or, if Mr. DeYoung’s employment is terminated for any reason on or prior to the expiration of the Agreement, upon the first anniversary of the date of the termination of Mr. DeYoung’s employment.

The foregoing summary of the employment agreement is qualified in its entirety by reference to the full text of such agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Vista Outdoor Inc. and Mark DeYoung

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.
By:	/s/ Scott D. Chaplin
Name:	Scott D. Chaplin
Title:	Senior Vice President, General Counsel and Secretary

Date: December 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Vista Outdoor Inc. and Mark DeYoung